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                                   EXHIBIT 3.3
                           CERTIFICATE OF AMENDMENT OF
                ARTICLES OF INCORPORATION, DATED AUGUST 31, 1999



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              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

Michael Calderone certifies that:

         1. He is the President and Secretary of STOCKUP.COM, INC., a Nevada corporation (the "Company").

         2. The Articles of Incorporation of the Company were filed with the Nevada Secretary of State on February 5, 1999.

         3. The following amendment to the articles of incorporation for the Company has been duly approved by written consent of a majority of the shareholders and Directors.

         He hereby adopts the following amendment to the articles of incorporation of this corporation:

                  The Third Article is amended to read as follows:

         "THIRD. The total number of shares which the corporation is authorized to issue is Fifty Million (50,000,000) shares of common stock with a par value of $.001 per share. The Corporation is authorized to conduct a two or one forward split of the approximate 6,353, 179 shares of common stock outstanding as of August 30, 1999."

                 FILED
         IN THE OFFICE OF THE                      /s/ Michael Calderone
       SECRETARY OF STATE OF THE                 ---------------------------
            STATE OF NEVADA                      Michael Calderone
                                                 President and Secretary
              SEP 15 1999

        No.:     C2762-99
            ------------------
              DEAN HELLER
    DEAN HELLER, SECRETARY OF STATE


STATE OF NEVADA   )
                  )       SS.
COUNTY OF CLARK   )


         On this 31st day of August, 1999 before me, the undersigned Notary Public, personally appeared Michael Calderone, personally known to me
(or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument to the person, or the entity upon behalf of which the person acted, executed the Instrument.

         JENNIFER WATTS

 Notary Public, State of Nevada                    /s/ Jennifer Watts
     Appointment No. 9723881                     ---------------------------
 My Appt. Expires June 24, 2001                  Notary Public